UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Dot Hill Systems Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOT HILL SYSTEMS CORP.
2200 Faraday Avenue, Suite 100
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Dot Hill Systems Corp., a Delaware corporation. The meeting will be held on May 8, 2006 at 8:30 a.m. local time at our headquarters located at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, for the following purposes:

1. To elect one director to hold office until the 2009 Annual Meeting of Stockholders.

2. To approve an amendment to our 2000 Non-Employee Directors’ Stock Option Plan to, among other things, increase the aggregate number of shares of our common stock authorized for issuance under the plan by 500,000.

3. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2006.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is March 23, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Dana W. Kammersgard
President and Chief Executive Officer

Carlsbad, California
April 11, 2006

Our 2005 Annual Report, which includes financial statements, is being mailed with the proxy statement accompanying this notice. Kindly notify American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, telephone (877) 777-0800, if you did not receive a report, and a copy will be sent to you.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as instructed in the proxy statement accompanying this notice as promptly as possible in order to ensure your representation at the meeting, or you may vote by telephone or on the Internet by following the instructions in the proxy statement accompanying this notice and on your proxy card. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy card issued in your name from that record holder.

DOT HILL SYSTEMS CORP.
2200 Faraday Avenue, Suite 100
Carlsbad, California 92008

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2006

Questions and Answers

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Dot Hill Systems Corp. is soliciting your proxy to vote at its 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about April 11, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 23, 2006, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 44,589,699 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy using the accompanying proxy card, the telephone or the Internet. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote at the annual meeting:

•	the election of one director to hold office until our 2009 Annual Meeting of Stockholders,

•	the approval of an amendment to our 2000 Non-Employee Directors’ Stock Option Plan to, among other things, increase the aggregate number of shares of our common stock authorized for issuance under the plan by 500,000, and

•	the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2006.

How do I vote?

For the election of directors, you may either vote “For” the nominee or you may “Withhold” your vote for the nominee. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the accompanying proxy card, the telephone or the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 7, 2006 to be counted.

•	To vote on the Internet, go to http:/ /www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 7, 2006 to be counted.

We provide Internet proxy voting to allow you to vote your shares on line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 23, 2006, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for director, “For” the amendment of our 2000 Non-Employee Directors’ Stock Option Plan and “For” the ratification of the selection of Deloitte & Touche LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy with a later date,

•	you may send a written notice that you are revoking your proxy to our Secretary at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, or

•	you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 12, 2006, to our Secretary at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than February 7, 2007 but no earlier than January 8, 2007. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the nominee receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, the amendment to our 2000 Non-Employee Directors’ Stock Option Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

•	To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 44,589,699 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 22,294,850 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

Proposal 1

Election Of Directors

Our Certificate of Incorporation provides that our Board of Directors shall be divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Our Board of Directors currently consists of five members. There is one director in the class whose term of office expires at the 2006 Annual Meeting of Stockholders, Charles Christ. Mr. Christ is currently a director and was previously elected by our stockholders. If elected at the annual meeting, Mr. Christ would serve until the 2009 annual meeting and until his successor is elected and qualified, or until his death, resignation or removal.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The nominee receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nominee named above or, if the nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. The nominee has agreed to serve as a director if elected, and we have no reason to believe that the nominee will be unable to serve.

We invite all of our directors and nominees for director to attend our annual meeting of stockholders. Both nominees for election as a director at our 2005 annual meeting attended the 2005 annual meeting. The directors not standing for election did not attend.

The Board Of Directors Recommends A Vote For the Election of the Nominee Named Above.

The following is biographical information as of March 1, 2006 for the nominee for director and each director whose term will continue after the 2006 Annual Meeting of Stockholders.

Name	Age	Position

Kimberly E. Alexy	35	Director
Charles Christ	66	Chairman of the Board
Dana W. Kammersgard	50	President, Chief Executive Officer and Director
Joseph D. Markee	52	Director
W.R. Sauey	78	Director

Nominee for Election for a Three-Year Term Expiring at our 2009 Annual Meeting of Stockholders

Charles Christ has served as our Chairman of the Board since July 2000. Mr. Christ also is a director of Maxtor Corporation and Agilysys, Inc. Maxtor is a supplier of hard disk drives for servers and desktop computer systems. Agilysys, Inc. is in the computer systems business. From 1997 to 1998, Mr. Christ served as President, Chief Executive Officer and a director of Symbios, Inc. (acquired by LSI Logic in 1998), a designer, manufacturer and provider of storage systems, as well as client-server integrated circuits, cell-based applications-specific integrated circuits and host adapter boards. He was Vice President and General Manager of the Components Division of Digital Equipment Corp. (DEC), where he launched and managed StorageWorks, DEC’s storage division. Mr. Christ received an M.B.A. degree from Harvard Business School, and completed his undergraduate degree earning a Bachelors in Industrial Engineering at General Motors Institute, now known as Kettering University.

Directors Continuing in Office Until the 2007 Annual Meeting of Stockholders

Kimberly E. Alexy has served as a member of our Board of Directors since December 2005. Ms. Alexy is presently the Founder and Principal at Alexy Capital Management, a family investment management business, and was formerly Senior Vice President and Managing Director of Equity Research for Prudential Securities. She served as principal technology hardware analyst for the firm and provided research and ratings on technology companies within the storage industry. Additionally, she received accolades from the Wall Street Journal as “Best on the Street” in the computer sector, and was ranked for three consecutive years as a top equity research analyst by Institutional Investor Magazine. Prior to joining Prudential, Ms. Alexy was Vice President of Equity Research at Lehman Brothers where she composed research launch reports for the successful initial public offerings of companies such as Maxtor Corp. and Network Appliance, Inc. Prior to her tenure with Lehman Brothers, Ms. Alexy was Assistant Vice President of Corporate Finance at Wachovia Bank. Ms. Alexy is a Chartered Financial Analyst, and holds an M.B.A. in Finance and Accounting from the College of William and Mary as well as a B.A. in Psychology from Emory University. Ms. Alexy currently serves as a member of the Board of Directors of Maxtor.

Joseph D. Markee has served as a member of our Board of Directors since June 2004. Mr. Markee has served as Managing Director of Express Ventures, LLP since November 2005 and was Chief Executive Officer for Figure 8 Wireless Inc., a wholly owned subsidiary of Chipcon Group ASA, until May 2005. Chipcon Group ASA is a leading provider of ZigBee ready software and networking solutions focused on standardized wireless communications. Prior to Figure 8, Mr. Markee was Co-Founder and Founding Chief Executive Officer of Copper Mountain Networks. Copper Mountain designs, develops and delivers subscriber access and broadband remote access server solutions for facilities-based carrier networks. From 1988 to 1995, Mr. Markee was Co-Founder and held several senior management roles at Primary Access, a remote access server company which was sold to 3Com Corporation in 1994. Mr. Markee is also a member of the Board of Directors of Metalink, Ltd., a global provider and developer of high performance wireline and wireless broadband communication silicon solutions. Mr. Markee graduated from the University of California, Davis where he received a B.S. in Electrical Engineering and Computer Science.

Directors Continuing in Office Until the 2008 Annual Meeting of Stockholders

Dana W. Kammersgard has served as our President since August 2004. In March 2006, Mr. Kammersgard was appointed as a member of our Board of Directors and our Chief Executive Officer and President. From August 1999 to August 2004, Mr. Kammersgard served as our Chief Technical Officer. Mr. Kammersgard was a founder of Artecon and served as a director from its inception in 1984 until the merger of Box Hill and Artecon in August 1999. At Artecon, Mr. Kammersgard served in various positions since 1984, including Secretary and Senior Vice President of Engineering from March 1998 until August 1999 and as Vice President of Sales and Marketing from March 1997 until March 1998. Prior to co-founding Artecon, Mr. Kammersgard was the Director of Software Development at CALMA, a division of General Electric Company. Mr. Kammersgard holds a B.A. in Chemistry from the University of California, San Diego.

W.R. Sauey has served as a member of our Board of Directors since the merger of Box Hill Systems Corp. and Artecon, Inc. in August 1999. From August 1999 until July 2000, Mr. Sauey served as our Chairman of the Board. Mr. Sauey was a founder of Artecon and served as its Chairman of the Board from Artecon’s inception in 1984 until the merger of Box Hill and Artecon. Mr. Sauey founded and serves as Chairman of the Board for a number of manufacturing companies in the Nordic Group of Companies, a group of privately-held independent companies of which Mr. Sauey is the principal shareholder. He is also a member of the World Presidents Organization (WPO) and serves on the Board of Directors of the National Association of Manufacturers (NAM) and Baraboo Bancorporation. He has been past Trustee for the State of Wisconsin Investment Board, serving until 2003. Mr. Sauey holds an M.B.A. from the University of Chicago.

Executive Officers

The following is biographical information as of March 1, 2006 for our executive officers not discussed above.

Name	Age	Position

Shad L. Burke	32	Interim Chief Financial Officer, Vice President of Finance, and Corporate Controller and Assistant Secretary
Patrick E. Collins	48	Chief Operating Officer
Philip A. Davis	38	Senior Vice President of Worldwide Sales and Marketing

Shad L. Burke has served as our Chief Financial Officer since March 2006, on an interim basis until such time as we identify an appropriate candidate to fill the Chief Financial Officer position on a permanent basis. Mr. Burke has also served as our Vice President of Finance and Corporate Controller and Assistant Secretary since March 2006 and has served as our Corporate Controller since July 2005. From April 2004 to July 2005, Mr. Burke held the position of corporate controller at PeopleSupport, Inc., a business process outsourcer. From July 2002 to April 2004, he was a senior manager in the assurance practice of the Los Angeles office of Deloitte & Touche, a public accounting firm. From September 1995 to July 2002, Mr. Burke held various assurance positions with Arthur Andersen, a public accounting firm. Mr. Burke received a degree in business economics from University of California, Santa Barbara and is a C.P.A.

Patrick E. Collins has served as our Chief Operating Officer since February 2006. Prior to joining us, Mr. Collins was a partner in a consulting firm, LGE Consulting, which focused on the areas of corporate growth and operational excellence. From 1997 to 2000 and again from 2003 to 2005, Mr. Collins served as vice president of worldwide procurement and supply chain and then vice president of product operations at Dell, Inc. During his two tenures at Dell, Mr. Collins was responsible for overseeing new product introductions, coordinating worldwide fulfillment, managing procurement and driving supply chain initiatives. Mr. Collins served as chief executive officer of RLX Technologies, Inc., from 2000 to 2003, and from 1993 to 1997, he served as chief operating officer of Vixel Corporation. He also served in various management positions at Sun Microsystems, Inc. and Apple Computer, Inc. Mr. Collins holds a B.S. in Math and Physics from National University of Ireland.

Philip A. Davis has served as our Senior Vice President of Worldwide Sales and Marketing since February 2005. Previously, Mr. Davis served as our Senior Vice President of Sales following our acquisition of Chaparral Network Storage, Inc. While at Chaparral, Mr. Davis served as senior vice president worldwide sales from 2003 to 2004. From 2002 to 2003, Mr. Davis was vice president of field operations for RLX Technologies, Inc., a blade server provider, and from 1999 to 2002, he was senior vice president of sales and marketing and executive vice president of corporate strategy and business development for BetaSphere, Inc., a provider of product lifecycle management solutions. Mr. Davis has also served in various sales management positions at Update.com Software, Inc., Vixel Corporation, PMC-Sierra, Inc., and Texas Instruments, Inc. Mr. Davis holds a B.S. in Electronic Engineering from California Polytechnic State University, San Luis Obispo.

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Dot Hill, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Kammersgard, our President and Chief Executive Officer, and Mr. Sauey, who is the father-in-law of James L. Lambert, who retired as our Chief Executive Officer and Vice Chairman in March 2006.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following is a description of each committee and its functions.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at
http://www.dothill.com. The Audit Committee met 14 times and acted by written consent one time during the fiscal year ended December 31, 2005 and as of December 31, 2005 consisted of Messrs. Christ and Markee and Norman R. Farquhar, with Mr. Farquhar serving as chair of the committee. The Audit Committee currently consists of Ms. Alexy and Messrs. Christ and Markee. The functions of the Audit Committee include, among other things: overseeing our corporate accounting and financial reporting process, the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the certified public accountants engaged as our independent auditors; providing oversight assistance with respect to ethical compliance programs as established by management and our Board of Directors; evaluating the performance and assessing the qualifications of our independent auditors; determining the engagement of our independent auditors; determining whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors; reviewing and approving the retention of our independent auditors to perform any proposed permissible non-audit and audit-related audit services; monitoring the rotation of partners of our independent auditors on our engagement team as required by law; reviewing and approving the financial statements to be included in our Annual Report on Form 10-K; and discussing with our management and our independent auditors the results of our annual audit and the results of our quarterly financial statements.

Our Board of Directors has determined that Ms. Alexy qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Ms. Alexy’s level of knowledge and experience based on a number of factors, including his formal education and prior work experience.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at
http://www.dothill.com. The Compensation Committee met eight times and acted by written consent one time during the fiscal year ended December 31, 2005 and as of December 31, 2005 consisted of Messrs. Christ, Farquhar and Markee, with Mr. Markee serving as chair of the committee. The Compensation Committee currently consists of Messrs. Christ and Markee, with Mr. Markee serving as chair of the committee. The functions of the Compensation Committee include, among other things: reviewing and approving our overall compensation strategy and policies; reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviewing and approving the compensation and other terms of employment of our Chief Executive Officer; and administering our stock option and purchase plans, deferred compensation plans and other similar programs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2005 and as of December 31, 2005 consisted of Messrs. Christ, Farquhar and Markee, with Mr. Christ serving as chair of the committee. The Nominating and Corporate currently consists of Messrs. Christ and Markee, with Mr. Christ serving as chair of the committee. The functions of the Nominating and Corporate Governance Committee include, among other things: overseeing all aspects of our corporate governance functions on behalf of the Board, including procedures for compliance with significant applicable legal, ethical and regulatory requirements that affect corporate governance; making recommendations to the Board regarding corporate governance issues; identifying, reviewing and evaluating candidates to serve as our directors; serving as a focal point for communication between such candidates, non-committee directors and our management; recommending candidates to the Board; and making such other recommendations to the Board regarding affairs relating to our directors as may be needed.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Dot Hill, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

At this time, the Nominating and Corporate Governance Committee has not adopted a policy to consider director candidates recommended by stockholders, in part because to date, the Nominating and Corporate Governance Committee has not received a director nominee from any stockholder, including any stockholder or stockholders holding more than five percent of our voting stock. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met seven times (including one special committee meeting) and acted by written consent one time during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications With The Board Of Directors

Persons interested in communicating their questions, concerns or issues to our Board of Directors or our independent directors may address correspondence to the Board, a particular director or to the independent directors generally, in care of Dot Hill Systems Corp. at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Board or the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.dothill.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

Proposal 2

Amendment to Our 2000 Non-Employee Directors’ Stock Option Plan

In March 2000, the Board adopted and our stockholders subsequently approved our 2000 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan.

In July 2005 and April 2006, the Board amended and restated the Directors’ Plan, subject to stockholder approval, to increase the aggregate number of shares of our common stock authorized for issuance under the plan by 500,000, to increase the number of shares of common stock subject to each automatic annual stock option grant from 10,000 to 20,000 and to provide that all automatic annual stock option grants be fully vested on the date of grant. Our Board of Directors adopted this amendment to ensure that (i) we had sufficient shares available for future automatic grants under the Directors’ Plan, (ii) the equity compensation we provide to our non-employee directors is commensurate with similarly situated companies and (iii) we are able to attract and retain highly qualified non-employee directors.

As of March 1, 2006, stock options covering an aggregate of 510,000 shares of our common stock (which includes shares that have been returned to the Directors’ Plan as a result of cancellations or expiration of stock options) had been granted under the Directors’ Plan and 102,499 shares of our common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of stock options) remained available for future grant under the Directors’ Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to the Directors’ Plan for the reasons discussed above. To be approved, the amendment to the Directors’ Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends A Vote For the Approval of the
Amendment to Our 2000 Non-Employee Directors’ Stock Option Plan.

The material features of the Directors’ Plan, as amended, are outlined below. The following description of the Directors’ Plan is a summary only.

     General

The Directors’ Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of nonstatutory stock options.

     Purpose

The Directors’ Plan was adopted to provide a means by which our non-employee directors may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. Four of our current directors are eligible to participate in the Directors’ Plan.

     Administration

The Board administers the Directors’ Plan and may not delegate administration of the Directors’ Plan to a committee. The Board has the power to construe and interpret the Directors’ Plan, subject to the terms of the

Directors’ Plan. Without limiting the foregoing, the Board may, subject to and within the express provisions of the Directors’ Plan:

•	determine the provisions of each option to the extent not specified in the Directors’ Plan;

•	construe and interpret the Directors’ Plan and options granted under it and establish, amend and revoke rules and regulations for its administration (i.e., correct any defect, omission, inconsistency in the Directors’ Plan or any option agreement);

•	amend the Directors’ Plan subject to the limitations of the Directors’ Plan; and

•	generally, exercise such powers and perform such acts as the Board deems necessary or expedient to promote the best interests of Dot Hill that are not in conflict with the Directors’ Plan.

     Eligibility

The Directors’ Plan provides that options may be granted only to our non-employee directors. A “non-employee director” is defined in the Directors’ Plan as a director of Dot Hill who is not otherwise our employee or affiliate.

     Stock Subject to the Directors’ Plan

An aggregate of 500,000 shares of our common stock is reserved for issuance under the Directors’ Plan. Subject to approval of this Proposal 2, the aggregate number of shares of our common stock authorized for issuance under the Directors’ Plan will be increased by 500,000, resulting in an aggregate shares reserve of 1,000,000. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan.

     Terms of Options

The following is a description of the terms of the options under the Directors’ Plan. Individual option grants may not be more restrictive than the terms described below.

Automatic Initial Grants.  Without any further action of the Board, each person who is duly elected or appointed by our Board of Directors or stockholders to serve as a non-employee director and who, for at least one year preceding such election or appointment has at no time served as a non-employee director, shall, effective as of the effective date of such election or appointment, automatically be granted an option to purchase 50,000 shares of common stock.

Automatic Annual Grants.  Should this Proposal 2 be approved, without any further action of the Board, each person who, immediately following each of our annual meetings of stockholders, commencing with our 2006 Annual Meeting of Stockholders, is a non-employee director, and who has been a non-employee director for at least four months prior to such annual meeting shall, effective as of the date of such annual meeting, automatically be granted an option to purchase 20,000 shares of common stock.

Exercise Price; Payment.  The exercise price of options under the Directors’ Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. At March 1, 2006, the closing price of our common stock as reported on the Nasdaq National Market was $7.02 per share.

The exercise price of options granted under the Directors’ Plan must be paid either:

•	in cash at the time the option is exercised; or

•	by delivery of already-owned shares of common stock either that the optionholder has held for the period required to avoid a charge to our reported earnings or that the optionholder did not acquire, directly or indirectly from us; or

•	pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of common stock, results in either the receipt of cash (or check) by us or the receipt of irrevocable instructions to pay the aggregate exercise price to us from the sales proceeds; or

•	by promissory note.

Option Exercise.  Automatic initial grants under the Directors’ Plan become exercisable in cumulative increments, or vest, as set out in the Directors’ Plan during the optionholder’s service as a director of Dot Hill and any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to Dot Hill or an affiliate, collectively referred to as service. Automatic initial grants under the Directors’ Plan permit exercise prior to vesting, but in such event the optionholder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate. Should this Proposal 2 be approved, automatic annual grants under the Directors’ Plan will be fully vested on the date of grant. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by:

•	tendering a cash payment;

•	authorizing us to withhold shares from the shares of the common stock otherwise issuable to the optionholder as a result of the exercise or acquisition of stock under the option; provided, however, that no shares of common stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

•	delivering to us owned and unencumbered shares of the common stock.

Term.  The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate three months after termination of the optionholder’s service unless:

•	such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or

•	the optionholder dies before the optionholder’s service has terminated, or within three months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

If the exercise of the option following the termination of the optionholder’s service (other than by death or disability) would be prohibited solely because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option term will be extended and the option will terminate on the earlier of the expiration of the term of the option or three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Other Provisions.  The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

     Restrictions on Transfer

The optionholder may transfer an option by will or by the laws of descent and distribution. In addition, an option under the Directors’ Plan is transferable by instrument to an inter vivos or testamentary trust, in a form acceptable to us, in which the option is to be passed to beneficiaries upon the death of the trustor, and by gift, in a form acceptable to us, to a member of the immediate family of the optionholder. During the lifetime of the optionholder, an option may be exercised only by the optionholder and a permitted transferee under the Directors’ Plan.

     Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Directors’ Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

     Effect of Certain Corporate Events

The Directors’ Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of our assets, specified types of merger, or other corporate reorganization, referred to as a change in control, then, with respect to an optionholder whose service has not terminated, the vesting and the time during which such option may be exercised will be accelerated and such option will become exercisable in full. An outstanding option will terminate if the optionholder does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Dot Hill.

     Duration, Amendment and Termination

The Board may suspend or terminate the Directors’ Plan at any time. Unless sooner terminated, the Directors’ Plan will terminate on the day before the 10th anniversary of the date on which the Directors’ Plan was adopted by the Board or approved by our stockholders, whichever is earlier.

The Board may also amend the Directors’ Plan at any time, or from time to time. However, no amendment will be effective unless approved by our stockholders before adoption by the Board to the extent such modification requires stockholder approval in order for the Directors’ Plan to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any Nasdaq or securities exchange listing requirements. However, the Board may not amend the Plan so as to impair the rights under any option unless the optionholder consents in writing. The Board may submit any other amendment to the Directors’ Plan for stockholder approval.

     Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to our non-employee directors and us with respect to participation in the Directors’ Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

No taxable income is recognized by an optionholder upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the optionholder.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by us in the event of the optionholder’s termination of service prior to vesting in those shares, the optionholder will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our purchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionholder may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionholder will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

     Plan Benefits

While awards under the Directors’ Plan are automatic, any of our non-employee directors may cease to be a director at any time and additional non-employee directors may also be appointed to the Board in the future. Accordingly, total stock options that may be granted for the fiscal year ending December 31, 2006 under the Directors’ Plan are not determinable until the completion of the fiscal year.

During the fiscal year ended December 31, 2005, stock options covering an aggregate of 90,000 shares of common stock were granted under the Directors’ Plan to all current non-employee directors as a group. The dollar values of these stock options cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2005, with respect to all of our equity compensation plans in effect on that date.

Number of
	Number of		Securities
	Securities to Be		Remaining Available
	Issued upon	Weighted-Average	for Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities
	and Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	4,830,811	$6.52	2,983,369
Equity compensation plans not approved by stockholders(2)	—	—	—
Total	4,830,811	$6.52	2,983,369

(1)	Includes our 2000 Equity Incentive Plan, the Directors’ Plan and our 2000 Employee Stock Purchase Plan. 1,900,608 shares under column (c) are attributable to our 2000 Employee Stock Purchase Plan.

(2)	As of December 31, 2005, we did not have any equity compensation plans that were not approved by our stockholders.

Proposal 3

Ratification Of Selection Of Independent Auditors

The Audit Committee of our Board of Directors has engaged Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by our stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since 1999. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Dot Hill and our stockholders.

To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

Audit Fees.  During the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, collectively referred to as the Deloitte Entities, for the audit of our annual financial statements for such fiscal years, reviews of our financial statements included in our Quarterly Reports on Form 10-Q and statutory and regulatory filings or engagements were $1,140,000 and $862,250, respectively.

Audit-Related Fees.  During the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed by the Deloitte Entities for audit-related services for the audit of our 401K plan were $19,000 and $18,140, respectively.

Tax Fees.  During the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed by the Deloitte Entities for professional services rendered for tax compliance, tax advice and tax planning were $249,000 and $195,674, respectively. The nature of these services was to prepare state and federal income tax returns and extensions for returns, to respond to requests related to various state and city audits and tax-related notices, to investigate various options related to international tax planning strategies, and to assist in determining appropriate structures for foreign branches and subsidiaries.

All Other Fees.  During the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed by the Deloitte Entities for all other services were $1,500 for each fiscal year.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte & Touche LLP. The Audit Committee’s approval of the scope and fees of the engagement of the independent auditor is given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

The Board Of Directors Recommends A Vote For the Ratification of the Selection of Deloitte & Touche LLP as our Independent Auditors For the Fiscal Year Ending December 31, 2006.

Security Ownership of Certain Beneficial Owners And Management

The following table provides information regarding the beneficial ownership of our common stock as of March 1, 2006 by: (i) each of our directors and nominees, (ii) each of our named executive officers, (iii) all of our directors, nominees and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 44,565,084 shares outstanding on March 1, 2006, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 30, 2006, which is 60 days after March 1, 2006. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

		Percentage of
	Number of Shares	Shares Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned	Owned

Wellington Management Company, LLP(2)	5,688,000	12.8%
Becker Capital Management, Inc.(3)	3,254,600	7.3
Lazard Asset Management LLC(4)	2,923,740	6.6
ICM Asset Management, Inc.(5)	2,886,175	6.5
Capital Group International, Inc.(6)	2,619,000	5.9
W.R. Sauey(7)	1,834,945	4.1
James L. Lambert(8)	1,698,910	3.7
Dana W. Kammersgard(9)	734,900	1.6
Preston Romm(10)	422,149	*
Charles Christ(11)	210,000	*
Joseph D. Markee(12)	70,000	*
Kimberly E. Alexy(13)	50,000	*
All directors, nominees and executive officers as a group (9 persons)(14)	5,155,688	11.0

*	Less than one percent.

(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Dot Hill Systems Corp., 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008.

(2)	The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The shares reported herein as beneficially owned by Wellington Management Company, LLP, in its capacity as investment adviser, are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares reported herein. No such client is known to have such right or power with respect to more than 5% of our outstanding common stock.

(3)	The address for Becker Capital Management, Inc. is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204. All securities reported herein are owned by advisory clients of Becker Capital Management, Inc. Becker Capital Management, Inc. disclaims beneficial ownership of all shares reported herein.

(4)	The address for Lazard Asset Management LLC is 30 Rockefeller Plaza, New York, New York 10112.

(5)	The address for ICM Asset Management, Inc. is 601 W. Main Avenue, Spokane, Washington 99201. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported herein. James M. Simmons is the President and controlling shareholder of ICM Asset Management, Inc. No individual client’s holdings of the shares reported herein are more than 5% of our outstanding common stock.

(6)	The address for Capital Group International, Inc. is 11100 Santa Monica Blvd., Los Angeles, California 90025. Includes 2,308,800 shares beneficially owned by Capital Guardian Trust Company, a “bank” as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares reported herein, including Capital Guardian Trust Company. Capital Group International, Inc. does not have investment power or voting power over any of the shares reported herein.

(7)	Includes 429,703 shares held by Flambeau Inc. and 33,866 shares held by Seats, Inc. Mr. Sauey is Chairman of the Board and the principal stockholder of Flambeau Inc. and Seats, Inc. Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares. Also includes options to purchase 170,000 shares exercisable within 60 days of March 1, 2006.

(8)	Includes 935,072 shares held jointly with Pamela Lambert, the spouse of Mr. Lambert, 1,440 shares held by Pamela Lambert, 66 shares held by Mr. Lambert’s daughter, 1,332 shares held by the James Lambert IRA and options to purchase 761,000 shares exercisable within 60 days of March 1, 2006. Mr. Lambert retired as our Chief Executive Officer and Vice Chairman in March 2006.

(9)	Includes 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard, as to which shares Mr. Kammersgard disclaims beneficial ownership, and options to purchase 384,166 shares exercisable within 60 days of March 1, 2006.

(10)	Includes 400 shares held by Joseph and Neva Romm Family Trust, as to which Mr. Romm is co-trustee and options to purchase 418,749 shares exercisable within 60 days of March 1, 2006. Mr. Romm resigned as our Chief Financial Officer, Treasurer and Secretary in March 2006.

(11)	Includes options to purchase 210,000 shares exercisable within 60 days of March 1, 2006.

(12)	Includes options to purchase 70,000 shares exercisable within 60 days of March 1, 2006.

(13)	Includes options to purchase 50,000 shares exercisable within 60 days of March 1, 2006.

(14)	Includes options to purchase 2,188,915 shares exercisable within 60 days of March 1, 2006, including options to purchase 125,000 shares held by one of our executive officers not otherwise required to be included in the table above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Compensation of Directors

Effective August 2005, the Compensation Committee of our Board of Directors amended our non-employee director compensation policy as follows. Each of our non-employee directors excluding the Chairman of the Board receives an annual fee of $24,000 plus an additional $1,500 for each scheduled regular meeting of the Board. The Chairman of the Board receives an annual fee of $72,000 plus an additional $1,500 for each scheduled regular meeting of the Board. Members of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors also receive additional fees. Each Audit Committee member receives an annual fee of $5,000, with the exception of the Chair of the Audit Committee, who receives an annual fee of $7,000. Each Compensation and Nominating and Corporate Governance Committee member receives an annual fee of $3,000 for each such committee on which they serve, with the exception of the Chair of each of the committees, who receives an annual fee of $4,000. Committee members also receive $1,000 for each committee meeting attended, independent of the particular committee. During the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was $231,120. All members of our Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Dot Hill policy.

Each of our non-employee directors also receives stock option grants under the Directors’ Plan. Only our non-employee directors or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended not to qualify as incentive stock options under the Code.

Option grants under the Directors’ Plan are non-discretionary. Each person who is elected or appointed as a director and who, for at least one year preceding such election or appointment, has at no time served as a non-employee director, is automatically granted under the Directors’ Plan, without further action by us, our Board of Directors or our stockholders, an option to purchase 50,000 shares of our common stock as of the date of such election or appointment. In addition, as of the date of the annual meeting each year, each member of our Board of Directors who is not an employee and has served as a non-employee director for at least four months is automatically granted under the Directors’ Plan, subject to approval of Proposal 2 and without further action by us, our Board of Directors or our stockholders, an option to purchase 20,000 shares of our common stock. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan may not be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Initial option grants under the Directors’ Plan become exercisable, or vest, over four years during the optionholder’s service as a director of the Company and any subsequent employment of the optionholder by, and/or service by the optionholder as a consultant to, us or an affiliate, collectively referred to as service. With respect to any initial grant of options, 25% of such options vest after one year of service and the remainder vest monthly over 36 months. Initial option grants under the Directors’ Plan permit exercise prior to vesting, but in such event, the optionholder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate. Subject to approval of Proposal 2, annual option grants under the Directors’ Plan are fully vested on the date of grant. The term of options granted under the Directors’ Plan is 10 years. In the event of our merger with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving us, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction. Please see Proposal 2 for a more detailed description of the terms of the Directors’ Plan.

During 2005, we granted options under the Directors’ Plan covering 10,000 shares to each of our four non-employee directors as of the 2005 annual meeting, at an exercise price of $5.20 per share. The fair market value of our common stock on the date of grant was $5.20 per share (based on the closing sales price reported on the Nasdaq National Market on the day preceding the date of grant). During August 2005, we also made a one-time grant of options under our 2000 Equity Incentive Plan covering 10,000 shares to each of our four non-employee directors at the time, at an exercise price of $5.85 per share, which is equal to the fair market value of our stock on the date of grant. During December 2005, we granted a new director options to purchase 50,000 shares of common stock under the Directors’ Plan at an exercise price of $6.92 per share, which is equal to the fair market value of our stock on the date of grant. As of December 31, 2005, 72,584 options had been exercised under the Directors’ Plan.

Compensation of Executive Officers

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and to each of our other executive officers earning greater than $100,000 during the fiscal year ended December 31, 2005, including two executive officers who left us during March 2006. We refer to these officers in this proxy statement as the “named executive officers.”

Summary Compensation Table (1)

		Annual Compensation			Long-Term Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus(2)	Compen-sation	Awards	Options	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)

Dana W. Kammersgard(3)	2005	$350,000	$—	—	—	80,000	—
President, Chief Executive Officer	2004	349,058	125,961	—	—	300,000	—
and Director	2003	297,692	779,506	—	—	50,000	—

James L. Lambert(4)	2005	399,711	—	—	—	245,000	—
Chief Executive Officer and	2004	395,058	131,022	—	—	100,000	—
Vice Chairman	2003	350,000	1,270,074	—	—	150,000	—

Preston S. Romm(5)	2005	246,577	100,000	—	—	90,000	—
Chief Financial Officer,	2004	232,404	54,694	—	—	40,000	—
Treasurer and Secretary	2003	199,331	488,692	—	—	100,000	—

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named executive officer which do not exceed the lesser of $50,000 or 10% of that officer’s salary and bonus disclosed in this table.

(2)	These amounts represent bonuses earned during the fiscal years ended December 31, 2005, 2004 and 2003, respectively. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(3)	Mr. Kammersgard was appointed as a director, our President and Chief Executive Officer in March 2006.

(4)	Mr. Lambert retired as our Chief Executive Officer and Vice Chairman in March 2006.

(5)	Mr. Romm’s bonus of $100,000 was paid in February of 2006 based on achievements in 2006. Mr. Romm resigned as our Chief Financial Officer, Treasurer and Secretary in March 2006.

Stock Option Grants And Exercises

We grant stock options to our executive officers under our 2000 Equity Incentive Plan, or the 2000 Plan. As of March 1, 2006, options to purchase a total of 4,854,002 shares were outstanding under the 2000 Plan, and a total of 603,112 shares remained available for grant under the 2000 Plan.

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. Generally, 25% of the shares subject to options vest one year from the date of hire and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment, Severance and Change of Control Agreements.” Options expire ten years from the date of grant. The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock on the date of the grant. The fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq on the last market trading day prior to such date.

The following table provides information regarding grants of options to purchase shares of our common stock to the named executive officers in the fiscal year ended December 31, 2005.

	Individual Grants
		% of Total			Potential Realizable
	Number of	Options			Value at Assumed Annual
	Securities	Granted to			Rates of Stock Price
	Underlying Options	Employees in	Exercise or Base	Expiration	Appreciation for Option Term(2)
Name	Granted (#)	Fiscal Year(1)	Price ($/Sh)	Date	5% ($)	10% ($)

Dana W. Kammersgard	80,000	6.5%	$6.10	1/30/15	$306,901	$777,746
James L. Lambert(3)	245,000	19.8	6.10	1/30/15	939,883	2,381,848
Preston Romm(4)	90,000	7.3	6.10	1/30/15	345,263	874,965

(1)	Based on 1,238,000 options granted during the fiscal year ended December 31, 2005 under the 2000 Plan, including grants to named executive officers.

(2)	Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

(3)	Mr. Lambert retired as our Chief Executive Officer and Vice Chairman in March 2006.

(4)	Mr. Romm resigned as our Chief Financial Officer, Treasurer and Secretary in March 2006.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2005 by each of our named executive officers. Certain options listed in the table permit early exercise of unvested shares, in which case all unvested shares are subject to repurchase by us.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares Acquired	Value	Options at Fiscal Year-End		Fiscal Year-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dana W. Kammersgard	—	$—	339,165	275,835	$956,297	$242,226
James L. Lambert(2)	—	—	475,374	285,626	1,267,902	358,944
Preston Romm(3)	—	—	323,916	117,084	897,435	178,431

(1)	The value of an unexercised in-the-money option as of December 31, 2005 is equal to the excess of the closing price of our common stock on December 30, 2005 (the last trading day of fiscal 2005) as reported on the Nasdaq ($6.93) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

(2)	Mr. Lambert retired as our Chief Executive Officer and Vice Chairman in March 2006. On March 2, 2006, we entered into a consulting letter agreement, effective as of March 1, 2006, with Mr. Lambert. The vesting of all of Mr. Lambert’s stock options was accelerated in full in connection with the consulting letter agreement, and such stock options will continue to be exercisable during the consulting period in accordance with their terms.

(3)	Mr. Romm resigned as our Chief Financial Officer, Treasurer and Secretary in March 2006.

Employment, Severance and Change of Control Agreements

In August 1999, we entered into employment contracts with James L. Lambert and Dana W. Kammersgard that provided for base salaries during fiscal 2005 in the amounts of $400,000 and $350,000, respectively. These employment contracts may be terminated at the option of either us or the employee “for cause” or, upon 30 days written notice, for convenience and “without cause.” If we terminate for convenience, the employee is entitled to a severance payment equal to the employee’s then-current annual base salary. In addition, following termination of employment other than due to death or disability, we may hire the employee as a consultant for a period of one year at a cost of 25% of the employee’s then-current annual base salary, during which period the employee may not engage in any business activities that directly compete with our business. The agreements also provide for indemnification of the employees, non-disclosure of our confidential or proprietary information and health and dental insurance for the employee, his spouse and his children under the age of 21. Mr. Lambert’s employment agreement terminated in accordance with its terms upon his retirement in March 2006.

In November 1999, we entered into an employment offer letter with Preston Romm pursuant to which Mr. Romm became our Chief Financial Officer. Mr. Romm’s employment agreement provided for a base salary of $247,000 during fiscal 2005. Mr. Romm’s employment agreement may be terminated by us or Mr. Romm at will. The agreement also provides for non-disclosure of our confidential or proprietary information and health and dental insurance for Mr. Romm, his spouse and his children under the age of 21. Mr. Romm’s employment agreement terminated in accordance with its terms upon his resignation in March 2006.

Effective August 23, 2001, we entered into change of control agreements with Messrs. Lambert, Kammersgard and Romm. Under Mr. Lambert’s change of control agreement, in the event of an acquisition of Dot Hill or similar corporate event, Mr. Lambert’s then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 150% of his annual base salary then in effect, reduced by any severance payments payable under his employment agreement. Mr. Romm’s change of control agreement provides that, in the event of an acquisition of Dot Hill or similar corporate event, Mr. Romm’s then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect. Mr. Lambert’s and Mr. Romm’s change of control agreements terminated in accordance with their terms upon Mr. Lambert’s retirement in March 2006 and Mr. Romm’s resignation in March 2006, respectively. Mr. Kammersgard’s change of control agreement provides that if Mr. Kammersgard’s employment with us is terminated, other than for cause, in connection with an acquisition of Dot Hill or similar corporate event, Mr. Kammersgard’s then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect, reduced by any severance payments payable under his employment agreement.

On February 3, 2005, the Chairman of the Compensation Committee approved the 2005 Executive Compensation Plans, or the 2005 Compensation Plans, for our former Chief Executive Officer, Mr. Lambert, President, Mr. Kammersgard, and former Chief Financial Officer, Mr. Romm. Under the 2005 Compensation Plans, our former Chief Executive Officer, President and former Chief Financial Officer were eligible to receive bonuses in an amount to be calculated in accordance with the terms of their respective 2005 Compensation Plan and dependent on the satisfaction of certain conditions relating to our revenues. In the case of our former Chief Executive Officer, the target bonus was 80% of our former Chief Executive Officer’s base salary. In the case of our President, the target bonus was 70% of our President’s base salary. In the case of our former Chief Financial Officer, the target bonus was 50% of our former Chief Financial Officer’s base salary. In addition, the 2005 Compensation Plans included base annual salary increases for Mr. Lambert, from a base annual salary of $385,000 to $400,000, for Mr. Kammersgard, from a base annual salary of $330,000 to $350,000, and for Mr. Romm, from a base annual salary of $225,000 to $247,000. In March 2006, Mr. Lambert retired as our Chief Executive Officer and Vice Chairman and Mr. Romm resigned as our Chief Financial Officer, Treasurer and Secretary.

In February 2006, we entered into an employment offer letter with Patrick E. Collins pursuant to which Mr. Collins became our Chief Operating Officer. Mr. Collins’ employment agreement provided for a base salary of $350,000 during fiscal 2006. Mr. Collins’ employment agreement may be terminated by us or Mr. Collins at will. The agreement also provides for non-disclosure of our confidential or proprietary information and health and dental insurance for Mr. Collins, his spouse and his children under the age of 21.

On March 2, 2006, we entered into a consulting letter agreement, effective as of March 1, 2006, with our former Chief Executive Officer, Mr. Lambert. The consulting letter agreement was approved by the Compensation Committee of our Board of Directors on March 2, 2006. Pursuant to the consulting letter agreement, Mr. Lambert will perform consulting services for us during a three-year period beginning as of March 1, 2006 for a consulting fee of $16,666 per month. The vesting of all of Mr. Lambert’s stock options was accelerated in full in connection with the consulting letter agreement, and such stock options will continue to be exercisable during the consulting period in accordance with their terms. Mr. Lambert will be restricted from competing with us during the consulting period, and the consulting period will terminate early upon an acquisition of us, Mr. Lambert’s election or Mr. Lambert’s death or permanent disability. In the event of any such early termination, Mr. Lambert will receive a lump sum payment equal to the amount he would have been eligible to receive if the consulting period continued for the full original three-year period.

On March 3, 2006, the Compensation Committee of our Board of Directors approved the 2006 Executive Compensation Plan. Pursuant to the 2006 Executive Compensation Plan, our President and Chief Executive Officer, Mr. Kammersgard, our Chief Operating Officer, Mr. Collins, our former Chief Financial Officer, Mr. Romm, our Senior Vice President of Sales and Marketing, Philip A. Davis, and our Senior Vice President of Engineering, James Kuenzel, are each eligible to receive bonuses in an amount to be calculated in accordance with the terms of the 2006 Executive Compensation Plan and dependent 40% on certain quarterly management business objectives, 50% on annual financial results relating to revenue and operating income, and 10% on revenues associated with a certain customer. The target 2006 bonuses for Messrs. Kammersgard, Collins, Romm, Davis and Kuenzel are 80%, 70%, 60%, 50% and 40%, respectively, of their applicable base salaries. In addition, the 2006 Executive Compensation Plan specifies 2006 base annual salaries, effective January 1, 2006, for Messrs. Kammersgard, Collins, Romm, Davis and Kuenzel of $367,500, $350,000, $259,350, $242,000 and $225,000, respectively. Mr. Romm resigned as our Chief Financial Officer in March 2006.

On April 6, 2006, we amended Mr. Kammersgard’s change of control agreement and entered into change of control agreements with Messrs. Collins and Davis. Mr. Kammersgard’s amended change of control agreement provides that, in the event of an acquisition of Dot Hill or similar corporate event, Mr. Kammersgard’s then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect, reduced by any severance payments payable under his employment agreement. Mr. Collins’ change of control agreement provides that if Mr. Collins’ employment with us is terminated, other than for cause, in connection with an acquisition of Dot Hill or similar corporate event, Mr. Collins’ then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect. Mr. Davis’ change of control agreement provides that if Mr. Davis’ employment with us is terminated, other than for cause, in connection with an acquisition of Dot Hill or similar corporate event, Mr. Davis’ then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect.

On April 6, 2006, we entered into a severance agreement with Mr. Burke that provides that if, within the next two years, we terminate Mr. Burke’s employment with us, other than for cause, or Mr. Burke terminates his employment with us for good reason, Mr. Burke will be entitled to a single lump sum payment equal to six months of his base salary as in effect at the time of such termination.

Pension and Long-Term Incentive Plans

We have no pension plans or long-term incentive plans.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Introduction

The primary purpose of the Compensation Committee is to act on behalf of our Board of Directors in overseeing our compensation policies, plans and programs and determining the compensation to be paid to our executive officers. The Compensation Committee annually evaluates the performance, and determines the compensation of, our Chief Executive Officer and our other executive officers based upon a mix of the achievement of corporate goals, individual performance and comparisons with other companies in the storage industry.

The purpose of this report is to summarize the Compensation Committee’s philosophy regarding executive compensation, explain the elements of our executive compensation structure, and describe the basis upon which the Compensation Committee determined the compensation of our Chief Executive Officer for the fiscal year ended December 31, 2005.

Compensation Philosophy

The objectives of our executive compensation arrangements are to attract, motivate and retain the services of key management and to align the interests of our executives with those of our stockholders. The Compensation Committee endeavors to accomplish these by:

•	establishing compensation arrangements that are adequate to attract, motivate and retain the services of key management personnel and that deliver compensation commensurate with our performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry,

•	providing significant equity-based incentives for our executives to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners rather than solely as employees, and

•	rewarding our executives if stockholders receive an above-average return on their investment over the long term.

Elements of Executive Compensation

A portion of the our annual executive compensation program is determined on the basis of corporate performance. Our current executive compensation mix generally consists of an annual base salary, which in the Compensation Committee’s opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on Dot Hill and individual performance and stock options that are intended to provide long-term incentives tied to increases in the value of our common stock. Executive officers are also entitled to participate in benefit plans generally available to all full-time employees.

Base Salary.  The Compensation Committee establishes the annual base salary for our executive officers in line with their responsibilities and with external market practices. To provide the Compensation Committee with more information for making compensation comparisons, we obtain and consider, from time to time, third party, nationally recognized surveys that include a broader group of companies than those companies included in the peer groups shown on our Performance Measurement Comparison Graph. Based on such surveys, the Compensation Committee generally seeks to establish executive officer salaries in the mid-range as compared to other surveyed companies. When setting each officer’s compensation, the Compensation Committee also considers the level of responsibility, experience, individual contributions and performance, and overall performance of Dot Hill. The 2005 compensation of our executive officers was set by the Compensation Committee after consideration of the factors discussed above.

Annual Bonuses.  Annual bonuses are awarded to our executives in accordance with the executive compensation plan for the year as established by the Compensation Committee. Under our 2005 Executive Compensation Plans, our Chief Executive Officer, President and Chief Financial Officer were eligible to receive bonuses in an amount to be calculated in accordance with the terms of their respective plan and dependent on the satisfaction of certain conditions relating to our revenues. The target bonuses were 80% of our Chief Executive Officer’s base salary, 70% of our President’s base salary and 50% of our Chief Financial Officer’s base salary. Pursuant to our 2006 Executive Compensation Plan, our President and Chief Executive Officer, Chief Operating Officer, former Chief Financial Officer, Senior Vice President of Sales and Marketing and our Senior Vice President of Engineering are each eligible to receive bonuses in an amount to be calculated in accordance with the terms of our 2006 Executive Compensation Plan and dependent 40% on certain quarterly management business objectives, 50% on annual financial results relating to revenue and operating income, and 10% on revenues associated with a certain customer. The target 2006 bonuses for our President and Chief Executive Officer, Chief Operating Officer, former Chief Financial Officer, Senior Vice President of Sales and Marketing and our Senior Vice President of Engineering are 80%, 70%, 60%, 50% and 40%, respectively, of their applicable base salaries.

Long-Term Incentives.  Long-term incentives are provided to executives through the 2000 Equity Incentive Plan. Grants under the 2000 Equity Incentive Plan generally have a term of 10 years and are tied to the market valuation of our common stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from this plan only if our common stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through our 2000 Employee Stock Purchase Plan in which all eligible employees may invest up to 15% of their annual compensation. In January 2005, the Compensation Committee granted options to purchase 245,000, 80,000 and 90,000 shares of common stock to Messrs. Lambert, Kammersgard and Romm. In addition in March 2006, the Compensation Committee granted options to purchase 150,000, 125,000 and 100,000 shares of common stock to Messrs. Kammersgard, Romm and Davis.

The Compensation Committee subjectively determines option grant levels to our executive officers after considering the practices of other, similar companies based on information from the surveys referred to above. The Compensation Committee generally targets stock option awards that result in equity positions in the mid-range relative to other surveyed companies. In making stock option award determinations, the Compensation Committee considers the amount and terms (such as vesting) of options and restricted stock held by each executive officer, the overall performance of Dot Hill, as well as the level of responsibility, experience, individual contributions and performance of each executive officer.

Chief Executive Officer Compensation

The Compensation Committee uses the same procedures described above for all executive officers in setting base salary, annual bonus and long-term incentive awards for our Chief Executive Officer. The base salary of James L. Lambert, our former Chief Executive Officer, was $400,000 for the fiscal year ended December 31, 2005, an increase of $15,000 from his base salary for the prior year. Additionally, Mr. Lambert received stock options to purchase 245,000 shares of our common stock at an exercise price of $6.10 per share during the fiscal year ended December 31, 2005. Mr. Lambert was not granted an annual bonus for the fiscal year ended December 31, 2005 and has did not receive any stock options during 2006. Mr. Lambert retired as our Chief Executive Officer and Vice Chairman in March 2006.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our named executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code. As the cash compensation paid by us to our named executive officers is expected to be below $1 million and the Compensation Committee believes that stock options granted under the Incentive Plan to our named executive officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Dot Hill with respect to the compensation of its executives. In determining the form and amount of compensation for our named executive officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Compensation Committee

Joseph Markee, Chairman
Charles Christ

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. During 2005, the members of the Audit Committee were Charles Christ, Norman Farquhar and Joseph Markee. The Board has determined that all members of the Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent auditors. The Audit Committee is not, however, employed by us, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent accountants.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee, with and without management present, discussed and reviewed the scope, plan and results of the independent accountants’ examination of the financial statements. Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board concurred in such authorization.

Audit Committee

Charles Christ
Joseph Markee

Compensation Committee Interlocks and Insider Participation

As indicated above, during 2005 the Compensation Committee consisted of Messrs. Christ, Farquhar and Markee. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Performance Measurement Comparison

The material in this section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2000 for (i) our common stock, (ii) the Standards & Poor’s 500 Index (S&P 500), (iii) the common stock of a new peer group of issuers and (iv) the common stock of an old peer group of issuers. The new peer group of issuers consists of the following 9 companies: Advanced Digital Info Corp.; EMC Corp.; LSI Logic Corp.; Network Appliance, Inc.; Overland Data, Inc.; Quantum Corp.; Qualstar Corp.; and Xyratex Limited. The old peer group of issuers consists of the following 10 companies: Adaptec, Inc.; Advanced Digital Info Corp.; EMC Corp.; Emulex Corp.; LSI Logic Corp.; MTI Technology Corp.; Network Appliance, Inc.; Overland Data, Inc.; Procom Technology Inc.; Qlogic Corp.; and Xyratex Limited. The graph assumes that all dividends have been reinvested (to date, we have not declared any dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG
DOT HILL SYSTEMS CORP., THE S & P 500 INDEX, THE NASDAQ STOCK MARKET (U.S.) INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

Certain Transactions

During the fiscal year ended December 31, 2005, we granted options to purchase an aggregate of 545,000 shares of our common stock to our directors and executive officers, with exercise prices ranging from $5.20 to $6.92.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Please see “Employment, Severance and Change of Control Agreements.”

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Dot Hill will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, Attn: Kirsten Garvin, or contact Ms. Garvin at (760) 476-3811. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

Other Matters

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dana W. Kammersgard
President and Chief Executive Officer

Carlsbad, California
April 11, 2006

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC is available without charge upon written request to: 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, Attn: Secretary.

APPENDIX A

DOT HILL SYSTEMS CORP.
2000 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Adopted by the Board of Directors March 9, 2000
Approved By Stockholders May 8, 2000

Amendment and Restatement Adopted by the Board of Directors July 25, 2005 and April 6, 2006
Amendment and Restatement Approved By Stockholders May   , 2006

Effective Date: April 6, 2006
Termination Date: April 5, 2016

1. Purposes.

(a) Eligible Option Recipients.  The persons eligible to receive Options are the Non-Employee Directors of the Company.

(b) Available Options.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(c) General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Annual Grant” means an Option granted pursuant to subsection 6(b) of the Plan.

(c) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Dot Hill Systems Corp., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. A person shall not be deemed a “Consultant” solely by reason of the performance of services as a Director and/or the payment of compensation in relation thereto.

(i) “Continuous Service” means that the Optionholder’s service with the Company as a Non-Employee Director is not interrupted or terminated. The Optionholder’s Continuous Service in any event shall not be deemed to have been interrupted or terminated by reason of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate of the Company. For example, a change in status from a Non-Employee Director to an Employee or Consultant will not constitute an interruption or termination of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted or terminated in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company or an Affiliate. Service as a Director and/or payment of compensation in relation thereto, in and of itself, shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, such as the New York Stock Exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Initial Grant” means an Option granted pursuant to section 6(a) of the Plan.

(p) “Non-Employee Director” means a Director who is not an Employee.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(s) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(t) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u) “Plan” means this Dot Hill Systems Corp. 2000 Non-Employee Directors’ Stock Option Plan.

(v) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(w) “Securities Act” means the Securities Act of 1933, as amended.

3. Administration.

(a) Administration by Board.  The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Option to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Option as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.  Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate one million (1,00,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve.  If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(c) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  Eligibility.

Options shall automatically be granted under the Plan to Non-Employee Directors in accordance with Section 6.

6.  Non-Discretionary Grants.

(a) Initial Grants.  Without any further action of the Board, each person who, at any time after the Company’s 2005 Annual Meeting, is duly elected or appointed by the Board of Directors or stockholders of the Company to serve as a Non-Employee Director and who, for at least one (1) year preceding such election or appointment has at no time served as a Non-Employee Director, shall, effective as of the effective date of such election or appointment, automatically be granted an option to purchase fifty thousand (50,000) shares of Common Stock on the terms and conditions set forth in this Plan. Termination of a Director’s status as an Employee shall not result in an Initial Grant to such Director pursuant to this Subsection 6(a).

(b) Annual Grants.  Without any further action of the Board, each person who, immediately following each Annual Meeting commencing with the 2006 Annual Meeting, is a Non-Employee Director and who has been a Non-Employee Director for at least four (4) months prior to such Annual Meeting shall, effective as of the date of such Annual Meeting, automatically be granted an option to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth in this Plan.

7.  Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.  The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of the following methods:

(i) By cash or check.

(ii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that the Optionholder has held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that the Optionholder did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes shall include delivery to the Company of the Optionholder’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Optionholder may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(iii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(iv) Pursuant to the following deferred payment provisions:

(1) One hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or upon termination of your Continuous Service.

(2) Interest shall be compounded annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(3) At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

(4) The Optionholder must, as a part of his or her written notice of exercise, give notice of the election of this payment alternative and must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

(d) Transferability.  An Option is transferable by will or by the laws of descent and distribution. Subject to this Subsection 7(d), an Option also is transferable (i) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), and (ii) by gift, in a form accepted by the Company, to a member of the “immediate family” of the Optionholder as that term is defined in 17 C.F.R. 240.16a-1(e). An Option shall be exercisable during the lifetime of the Optionholder only by the Optionholder and a permitted transferee as provided herein. However, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. Any transfer by an Optionholder or permitted transferee as provided under this Subsection 7(d), shall be subject to (i) the Company’s obligation, if any, to execute and file with the Securities and Exchange Commission a Registration Statement on Form S-8 or such appendices or amendments to the Company’s Registration Statement on Form S-8 currently on file as may be necessary or appropriate for the Company’s compliance thereof, and (ii) any rules and regulations, restrictions or limitations on the rights of transfer promulgated under the Exchange Act or Securities Act.

(e) Vesting Schedule.  Options shall vest as follows:

(i) Initial Grants shall vest (become exercisable) over a period of four (4) years with twelve thousand five hundred (12,500) of the shares of Common Stock subject to each Initial Grant vesting as of twelve (12) months after the date of the grant thereof, and an additional one thousand forty-one (1,041) of the shares of Common Stock subject to such Initial Grant vesting each month thereafter over the three

(3) year period following such initial twelve (12) months (with one thousand sixty-five (1,065) shares vesting as of the 36th such month).

(ii) Annual Grants shall be fully vested as of the date of grant.

(f) Early Exercise.  If applicable, Options shall include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased shall be subject to a repurchase option in favor of the Company to the extent such Option was unvested when exercised and which corresponds with the vesting schedule applicable to such unvested shares.

(g) Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter prior specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date.  If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder.  In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8. Covenants of the Company.

(a) Availability of Shares.  During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9. Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10. Miscellaneous.

(a) Stockholder Rights.  No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b) No Service Rights.  Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances.  The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations.  The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11. Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.  If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

(c) Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; or (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent (each, individually, a “Change in Control”), then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options held by Optionholders whose Continuous Service has terminated, such Options shall terminate immediately if not exercised prior to such event.

(d) Parachute Payments.  If any payment or benefit the Optionholder would receive pursuant to this Stock Option Agreement in connection with a Change in Control (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Optionholder’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Optionholder elects in writing a different order: reduction of cash payments; cancellation of accelerated vesting of stock or other equity based awards; reduction of employee benefits. In the event that acceleration of vesting of stock or other equity-based award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Optionholder’s stock or other equity-based awards unless the Optionholder elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Optionholder and the Company within fifteen (15) calendar days after the date on which the Optionholder’s right to a Payment is triggered (if requested at that time by the Optionholder or the Company) or such other time as requested by the Optionholder or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Optionholder with an opinion reasonably acceptable to the Optionholder that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Optionholder and the Company.

12. Amendment of the Plan and Options.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights.  Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder, and (ii) the Optionholder consents in writing.

(d) Amendment of Options.  The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder, and (ii) the Optionholder consents in writing.

13. Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth Anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14. Effective Date of Plan.

The Plan shall become effective on the date that the Plan is adopted by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of California, without regard to such state’s conflict of laws rules.

DOT HILL SYSTEMS CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2006
The undersigned hereby appoints Dana W. Kammersgard and Shad L. Burke, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dot Hill Systems Corp. to be held at 2200 Faraday Avenue, Suite 100, Carlsbad, California on Monday, May 8, 2006, at 8:30 a.m. (Pacific time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.
Unless a contrary direction is indicated, this Proxy will be voted for the nominee listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
(continued and to be signed on other side)

DOT HILL SYSTEMS CORP. 2200 FARADAY AVENUE, SUITE 100 CARLSBAD, CA 92008	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2006. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2006. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dot Hill Systems Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
DOT HILL SYSTEMS CORP.

		Nominee	For	Withhold
Proposal 1:	To elect one director, Charles Christ, to hold office until the 2009 Annual Meeting.	Charles Christ	☐	☐
The Board of Directors recommends a vote for the election of the nominee for director.

		For	Against	Abstain
Proposal 2:	To approve an amendment to the Dot Hill Systems Corp. 2000 Non-Employee Directors’ Stock Option Plan.	☐	☐	☐
The Board of Directors recommends a vote for Proposal 2.

		For	Against	Abstain
Proposal 3:	To ratify the selection of Deloitte & Touche LLP as independent auditors of Dot Hill for its fiscal year ending December 31, 2006.	☐	☐	☐
The Board of Directors recommends a vote for Proposal 3.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date